As filed with the Securities and Exchange Commission on October 6, 2005.
Registration No. 333-116854

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Russell Corporation
(Exact name of Registrant as specified in its charter)

Delaware	2253	63-0180720
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3330 Cumberland Boulevard

Suite 800
Atlanta, Georgia 30339
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Floyd G. Hoffman, Esq.

Senior Vice President, General Counsel and Secretary
Russell Corporation
3330 Cumberland Boulevard
Suite 800
Atlanta, Georgia 30339
(678) 742-8000
(678) 742-8514
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Stacy J. Kanter, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
(212) 735-3000
(212) 735-2000 (facsimile)

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or reinvestment plans, please check the following box.    ☑

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

TABLE OF ADDITIONAL REGISTRANTS

	State or Other	Primary Standard
	Jurisdiction of	Industrial	I.R.S. Employer
	Incorporation or	Classification Code	Identification
Name of Additional Registrant*	Formation	Number	Number

Brooks Sports, Inc.	Washington	5139	91-1580860
Cross Creek Apparel, LLC	North Carolina	2253	58-1818230
Cross Creek Holdings, Inc.	Delaware	8741	51-0384408
DeSoto Mills, LLC	Alabama	2250	63-0775512
Jerzees Apparel, LLC	Georgia	2253	58-2566625
Mossy Oak Apparel Company	Delaware	2253	64-0923568
RINTEL Properties, Inc.	Delaware	8741	51-0384406
Russell Apparel LLC	Alabama	2253	63-1215185
Russell Asset Management, Inc.	Delaware	8741	51-0384407
Russell Co-Op, LLC	Guam	7380	52-2332928
Russell Financial Services, Inc.	Delaware	8741	62-1752682
Russell Yarn LLC	Alabama	2200	52-2312264

*	Addresses and telephone numbers of principal executive offices are the same as those of Russell Corporation.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the securities and exchange commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 6, 2005

PRELIMINARY PROSPECTUS

$250,000,000

RUSSELL CORPORATION

Debt Securities

Guarantees of Debt Securities
Common Stock
Preferred Stock
Warrants

        We, Russell Corporation, may offer, issue and sell from time to time, together or separately, our:

•	debt securities, which may be senior secured debt securities, senior unsecured debt securities or subordinated debt securities;

•	shares of our common stock;

•	shares of our preferred stock;

•	warrants to purchase our common stock, preferred stock, debt securities or other securities; and

•	guarantees for the benefit of the holders of certain debt securities.

      This prospectus provides you with a general description of the securities which we may offer. Each time we offer securities for sale, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. A prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any accompanying prospectus supplement before you make your investment decision.

      This prospectus may not be used to sell securities, unless accompanied by a prospectus supplement.

      We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities, please see “Plan of Distribution” in this prospectus.

      Our common stock is listed on the New York Stock Exchange under the trading symbol “RML.”

Neither the Securities and Exchange Commission, any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated                     , 2005

ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (SEC) using a “shelf” registration process. By using the shelf process, we may, from time to time, sell any combination of the securities described in this prospectus, in one or more offerings, up to a total dollar amount of $250,000,000, or the equivalent denominated in foreign currencies. This prospectus provides you with a general description of the securities that we may offer. Each time we use this prospectus to offer securities for sale, we will provide a supplement to this prospectus that will describe the specific information about the offering and the terms of the securities. A prospectus supplement may also add to, update or change the information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and the information contained in the documents we refer to under the heading “Where You Can Find More Information” in this prospectus.

      You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide you with any different information. We are not making an offer to sell our securities in any jurisdiction where the offer or sale is not permitted or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

      You should assume that the information in this prospectus is accurate as of the date of the prospectus. Our business, financial condition and results of operations may have changed since that date.

      When used in this prospectus, the terms “Russell Corporation,” “Russell,” “the company,” “we,” “us” and “our” refer to Russell Corporation and its consolidated subsidiaries, unless we specify or the context clearly indicates otherwise.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

      This prospectus and the documents that we incorporate by reference herein include “forward-looking” statements (as defined by the Private Securities Litigation Reform Act of 1995 (the “Act”)) that describe our beliefs concerning future business conditions, prospects, growth opportunities, and outlook based upon currently available information. Wherever possible, we have identified these forward-looking statements by words such as “anticipate,” “believe,” “could,” “may,” “intend,” “estimate,” “expect,” “project,” “will” and similar expressions. We include such statements because we believe it is important to communicate our future expectations to our stockholders, and we therefore make such forward-looking statements in reliance upon the safe harbor provisions of the Act. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to, any projections of net sales, gross margin, expenses, or earnings or losses from operations or per share. These forward-looking statements are based upon assumptions we believe are reasonable. Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

•	significant competitive activity, including promotional and price competition;

•	our ability to leverage growth opportunities;

•	our ability to effect cost reductions and resolve current operational issues;

•	changes in customer demand for our products;

•	changes in weather and the seasonal nature of our business;

•	changes in economic conditions such as changes in interest rates, currency exchange rates, commodity prices, and other external and political factors over which we have no control;

•	higher prices for raw materials, energy and transportation;

•	our investments in capital expenditures;

•	our management of inventory levels and working capital;

•	our debt structure, cash management and cash requirements;

•	our ability to efficiently utilize plants and equipment; and

•	other risk factors listed from time to time in our SEC filings.

      The risks listed above are not exhaustive. We undertake no obligation to revise the forward-looking statements included or incorporated by reference in this prospectus to reflect any future events or circumstances. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. You are advised, however, to review any further disclosures we make on related subjects in reports we file with the SEC.

WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy all or a portion of this information at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain further information regarding the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. Our filings are also available to the public on the SEC’s Internet site located at http://www.sec.gov. Our common stock is listed and traded on the New York Stock Exchange under the symbol “RML.” You may inspect our reports, proxy statements and other information at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

      The SEC allows us to “incorporate by reference” into this prospectus information that we file with the SEC. This means we can disclose important information to you by referring you to the documents containing this information. Any information we incorporate by reference is considered to be part of this prospectus and any information filed by us with the SEC subsequent to the date of this prospectus will be deemed to automatically update and supersede the information contained herein. We are incorporating by reference into this prospectus the following documents that we have filed with the SEC:

•	Our Annual Report on Form 10-K, filed with the SEC on March 17, 2005, for the fiscal year ended January 1, 2005 and our Annual Report on Form 10-K/A, filed on April 27, 2005, for the fiscal year ended January 1, 2005;

•	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 28, 2005;

•	Our Quarterly Reports on Form 10-Q, filed with the SEC on May 11, 2005, for the quarter ended April 3, 2005 and on August 10, 2005, for the quarter ended July 3, 2005;

•	Our Current Reports on Form 8-K, filed with the SEC on January 5, 2005, April 28, 2005, August 2, 2005, August 16, 2005 and September 20, 2005; and

•	The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC under the Exchange Act of 1934.

      We incorporate by reference any future filings we make with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 until the termination of the offering made under this prospectus. We do not incorporate by reference any information furnished pursuant to Items 9 or 12 of Form 8-K in any future filings, unless specifically stated otherwise.

      We will provide without charge upon written or oral request, a copy of any or all of the documents which are incorporated by reference into this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to this prospectus. Requests should be directed to:

Russell Corporation

3330 Cumberland Boulevard
Suite 800
Atlanta, Georgia 30339
Attention: Investor Relations
(678) 742-8000

RUSSELL CORPORATION

      We are a leading authentic athletic and sporting goods company with over a century of success. Headquartered in Atlanta, Georgia, we sell athletic uniforms, apparel, athletic footwear, sporting goods, athletic equipment, and accessories for a wide variety of sports, outdoor and fitness activities under well-known brands such as Russell Athletic®, JERZEES®, Spalding®, and Brooks®. Other brands include American Athletic®, Huffy Sports®, Mossy Oak®, Cross Creek®, Moving Comfort®, Bike®, Dudley®, and Sherrin®.

      Today, we are a major branded athletic and sporting goods company with a rich history of marketing athletic uniforms, apparel, athletic footwear, and equipment for a wide variety of sports and fitness activities. Our global position is built on well-known brands and quality products. Through Russell Athletic, we are a leading supplier of team uniforms in the U.S. Through Spalding, which includes American Athletic and Huffy Sports, we are also the largest provider of basketball equipment in the world.

      We offer a diversified portfolio of brands and products across multiple distribution channels and our products are marketed and sold throughout North America and approximately 100 other countries. We market and distribute our products through mass merchandisers, sporting goods dealers, specialty running stores, department and sports specialty stores, college stores, on-line retailers, mail order houses, artwear distributors, screenprinters, embroiderers, and on a limited basis through owned retail stores. We sell our products primarily through a combination of salaried, Company-employed sales persons and commission agents.

* * *

      We were formed as an Alabama corporation in 1902 and reincorporated as a Delaware corporation in 2005. Our principal executive offices are located at 3330 Cumberland Boulevard, Suite 800, Atlanta, Georgia 30339, and our telephone number at that address is: (678) 742-8000. Our World Wide Web Site address is “www.russellcorp.com.” Information on our website is not part of this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

      We have calculated the ratio of earnings to fixed charges in the following table by dividing earnings by fixed charges. For the purpose of determining the ratio of earnings to fixed charges, earnings consist of income (loss) before income taxes, plus equity in earnings of equity investees and fixed charges, excluding capitalized interest. Fixed charges consist of interest expense, whether expensed or capitalized, on debt and amortization of deferred debt issuance costs, preferred stock dividend requirements, if any, and that portion of rental expense which is representative of the interest factor in those rentals.

Fiscal Year Ended							26 Weeks Ended

January 1,	January 3,	January 4,		December 29,	December 30,		July 3,
2005	2004	2003		2001	2000		2005

3.2x	3.0x	2.7	x	— (1)	2.0	x	1.6x

(1)	Earnings were insufficient to cover fixed charges by approximately $85.9 million in 2001.

USE OF PROCEEDS

      Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of any offering of securities for general corporate purposes. These purposes may include, but are not limited to:

•	working capital;

•	capital expenditures;

•	the repayment or refinancing of our indebtedness; and

•	acquisitions.

      When a particular series of securities is offered, a prospectus supplement related to that offering will set forth our intended use of the net proceeds received from the sale of those securities. We will have significant discretion in the use of any net proceeds. The net proceeds may be invested temporarily in short-term marketable securities or applied to repay indebtedness until they are used for their stated purpose.

DESCRIPTION OF SECURITIES

      This prospectus contains summary descriptions of the debt securities (including any guarantee thereof), common stock, preferred stock and warrants that we may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the related prospectus supplement.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

      The debt securities offered by this prospectus will be either senior secured debt securities, senior unsecured debt securities or subordinated debt securities. Debt securities may be guaranteed by us or one or more of our subsidiaries. Guarantees may be full or limited, senior or subordinated and secured or unsecured, or a combination thereof. We will issue the senior secured debt securities, the senior unsecured debt securities or the subordinated debt securities under indentures that we will enter into with Wachovia Bank, National Association, as trustee. We refer to the indenture under which senior secured debt securities and senior unsecured debt securities may be issued in this prospectus as the “senior indenture” and the senior indenture and the subordinated indenture in this prospectus collectively as the “indentures.” To the extent that debt securities are guaranteed, the guarantees will be set forth in the indenture or supplements thereto or guarantee agreements. To the extent that debt securities or related guarantees are secured, the security interest will be granted under and subject to the indenture or supplements thereto, security agreements, pledge agreements, mortgages, intercreditor agreements, lien subordination agreements and other documents as may be necessary. We refer to these documents collectively as “security documents.” We will file forms of the indentures and any related security documents with the SEC as exhibits to the registration statement of which this prospectus forms a part or in a Current Report on Form 8-K. We have summarized selected provisions of the indentures and the debt securities below. This summary is not complete and is qualified in its entirety by reference to the indentures and the security documents. For purposes of this “Description of Debt Securities and Guarantees” section of this prospectus, references to the terms “Russell,” “us” or “we” mean Russell Corporation only, unless we state otherwise or the context clearly indicates otherwise.

      We may issue debt securities from time to time in one or more series under the indentures. We will describe the particular terms of each series of debt securities we offer in a supplement to this prospectus. The terms of our debt securities will include those set forth in the applicable indenture, any related security documents and those made a part of the applicable indenture by the Trust Indenture Act of 1939. You should read the summary below, the applicable prospectus supplement and the provisions of the applicable indenture and any related security documents before investing in our debt securities.

      The provisions of each of the indentures are substantially identical in substance, except that the subordinated indenture provides for the subordination of the subordinated debt securities and the senior indenture has no counterpart for that section. We have described the subordination provisions of the subordinated indenture below under “— Subordination Under the Subordinated Indenture.” The terms of the security arrangements for each series of our senior secured debt securities will be established in a supplemental indenture to the senior indenture and will be described in the applicable prospectus supplement.

      Subject to the exceptions, and subject to compliance with the applicable requirements, set forth in the applicable indenture, we may discharge our obligations under the indentures with respect to our debt securities as described below under “— Defeasance and Covenant Defeasance.”

The Terms of the Debt Securities

      We may issue debt securities and any related guarantees in one or more series from time to time under each of the indentures. The total principal amount of debt securities that may be issued under the indentures is unlimited. We may limit the maximum total principal amount for the debt securities of any series. However, any limit may be increased by resolution of our board of directors. We will establish the terms of each series of debt securities in a supplemental indenture, board resolution or company order. Unless we inform you otherwise in a prospectus supplement, each series of our senior secured debt securities will rank equally in right of payment with all of our other senior debt, except that our senior secured debt will effectively rank senior to our senior unsecured debt to the extent of the value of the collateral securing the senior secured debt. The subordinated debt securities will rank junior in right of payment and be subordinate to all of our senior debt as described below under “— Subordination Under the Subordinated Indenture.”

      We will describe the specific terms of the series of debt securities being offered in a prospectus supplement. These terms will include some or all of the following:

•	the title of the debt securities;

•	whether the debt securities are senior secured debt securities, senior unsecured debt securities or subordinated debt securities;

•	the specific indenture under which the debt securities will be issued;

•	any limit on the total principal amount of the debt securities;

•	the ability to issue additional debt securities of the same series;

•	the price or prices at which we sell the debt securities;

•	the date or dates on which the principal of the debt securities will be payable, including the maturity date, or the method used to determine or extend those dates;

•	the interest rate or rates of the debt securities, if any, which may be fixed or variable, or the method used to determine the rate or rates;

•	the date or dates from which interest will accrue on the debt securities, or the method used for determining those dates;

•	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum period during which the interest payment periods may be extended;

•	the priority of payment of the debt securities;

•	the interest payment dates and the regular record dates for interest payments, if any, or the method used to determine those dates;

•	the basis for calculating interest if other than a 360-day year of twelve 30-day months;

•	the place or places where:

•	payments of principal, premium, if any, and interest on the debt securities will be payable;

•	the debt securities may be presented for registration of transfer, conversion or exchange, as applicable; and

•	notices and demands to or upon us relating to the debt securities may be made;

•	any provisions that would allow or obligate us to redeem or purchase the debt securities, including any sinking fund or amortization provisions, prior to their maturity and the prices at which we may, or are required to do so;

•	the denominations in which we will issue the debt securities, if other than denominations of an integral multiple of $1,000;

•	any provisions that would determine the amount of principal, premium, if any, or interest on the debt securities by reference to an index or pursuant to a formula;

•	the currency, currencies or currency units in which the principal, premium, if any, and interest on the debt securities will be payable, if other than U.S. dollars, and the manner for determining the equivalent principal amount in U.S. dollars;

•	any provisions for the payment of principal, premium, if any, and interest on the debt securities in one or more currencies or currency units other than those in which the debt securities are stated to be payable;

•	the percentage of the principal amount at which the debt securities will be issued and, if other than 100%, the portion of the principal amount of the debt securities which will be payable if the maturity of the debt securities is accelerated or the method for determining such portion;

•	if the principal amount to be paid at the stated maturity of the debt securities is not determinable as of one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount as of any such date for any purpose, including the principal amount which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date, or, in any such case, the manner in which the deemed principal amount is to be determined;

•	to whom interest on any debt security shall be payable, if other than the person in whose name the security is registered on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than the manner provided in the applicable indenture;

•	any variation of the defeasance and covenant defeasance sections of the relevant indenture and the manner in which our election to defease the debt securities will be evidenced, if other than by a board resolution;

•	whether any of the debt securities will initially be issued in the form of a temporary global security and the provisions for exchanging a temporary global security for definitive debt securities;

•	whether any of the debt securities will be issued in the form of one or more global securities and, if so:

•	the depositary for the global securities;

•	the form of any additional legends to be borne by the global securities;

•	the circumstances under which the global securities may be exchanged, in whole or in part, for individual debt security certificates; and

•	whether and under what circumstances a transfer of the global securities may be registered in the names of persons other than the depositary for the global securities or its nominee;

•	whether the interest rate of the debt securities may be reset;

•	whether the stated maturity of the debt securities may be extended;

•	any additions to or changes in the events of default for the debt securities and any change in the right of the trustee or the holders of the debt securities to declare the principal amount of the debt securities due and payable;

•	any additions to or changes in the covenants and definitions in the relevant indenture, including any restrictions on our ability to incur debt, redeem our stock, grant liens, merge or sell our assets;

•	any additions or changes to the relevant indenture necessary to issue the debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•	the appointment of any paying agents, authenticating agents, transfer agents, registrars or other agents for the debt securities, if other than the trustee;

•	the terms, if any, upon which holders may convert or exchange debt securities into or for our common stock, preferred stock or other securities or property;

•	the terms and conditions, if any, regarding any mandatory conversion or exchange of debt securities;

•	the period(s), if any, within which, the price or prices at which and the other terms and conditions upon which such debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, in whole or in part, at our option;

•	our obligation, if any, to redeem, repay or repurchase such debt securities pursuant to any sinking fund or other analogous provision, or at the option of the holder thereof, and the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed, repaid or repurchased, in whole or in part, pursuant to such obligations;

•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination, security and release of the guarantees), if any;

•	the terms and conditions, if any, securing the debt securities;

•	any applicable subordination provisions for any subordinated debt securities in addition to or in lieu of those described in this prospectus;

•	any restriction or condition on the transferability of the debt securities;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•	any restrictions on our subsidiaries; and

•	any other terms of the debt securities, including terms in lieu of those described in this prospectus.

      We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable indenture. In addition, we will describe in a prospectus supplement material U.S. federal income tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. Unless we inform you otherwise in a prospectus supplement, the debt securities will not be listed on any securities exchange.

Guarantees

      We or one or more of our direct or indirect subsidiaries, or any combination of them, may, severally or jointly and severally, guarantee any or all of the series of debt securities. Guarantees may be full or limited, senior or subordinated, secured or unsecured, or any combination thereof. In all cases, however, the obligations of each guarantor under its guarantee will be limited as necessary to prevent the guarantee from being rendered voidable under fraudulent conveyance, fraudulent transfer or similar laws affecting the rights of creditors generally. We will describe the specific terms of any guarantees in a prospectus supplement. These terms will include some or all of the terms detailed in this section.

      All guarantees will bind the successors of the guarantors and will inure to the benefit of holders of the debt securities guaranteed. The guarantees will terminate upon the first to occur of:

•	full payment of the principal, interest and premium, if any, of all debt securities guaranteed;

•	other discharge of all debt securities guaranteed; or

•	such other events described in a prospectus supplement.

      Guarantees may be reinstated as described in the applicable prospectus supplement.

      The guarantee of a subsidiary will be released:

•	upon the sale or other disposition (including by way of consolidation or merger) of the subsidiary;

•	upon the sale or disposition of all or substantially all of the assets of the subsidiary; or

•	upon the happening of other events described in the applicable prospectus supplement;

in each case other than a sale or disposition to us or one of our affiliates. The guarantee of a subsidiary will also be released upon:

•	the merger or consolidation of the subsidiary with or into, or the dissolution and liquidation of the subsidiary into, a subsidiary that is or becomes a guarantor of, or another person that guarantees, the debt securities guaranteed; or

•	the designation of the subsidiary as an unrestricted subsidiary.

      Except as set forth in any applicable prospectus supplement, the guarantee will constitute a guarantee of payment and not of collection. Accordingly, the trustee or, in some circumstances the holders of the debt securities guaranteed, may institute a legal proceeding directly against the guarantor to enforce rights under the guarantee without first instituting a legal proceeding against the issuer of the debt security guaranteed or any other person or to realize upon any security for the debt securities guaranteed.

Form, Exchange and Transfer of the Debt Securities

      Unless we inform you otherwise in a prospectus supplement, we will issue the debt securities in registered form, without coupons, in denominations of integral multiples of $1,000.

      Holders will generally be able to exchange debt securities for other debt securities of the same series with the same total principal amount and the same terms but in different authorized denominations.

      Holders may present debt securities for exchange or for registration of transfer at the office of the security registrar or at the office of any transfer agent we designate for that purpose. The security registrar or designated transfer agent will exchange or transfer the debt securities if it is satisfied with the documents of title and identity of the person making the request. We will not charge a service charge for any exchange or registration of transfer of debt securities. However, we may require payment of a sum sufficient to cover any tax or other governmental charge payable for the registration of transfer or exchange. Unless we inform you otherwise in a prospectus supplement, we will appoint the trustee as security registrar. We will identify any transfer agent in addition to the security registrar in a prospectus supplement. At any time, we may:

•	designate additional transfer agents;

•	rescind the designation of any transfer agent; or

•	approve a change in the office of any transfer agent.

      However, we are required to maintain a transfer agent in each place of payment for the debt securities at all times.

      In the event we elect to redeem a series of debt securities, neither we nor the applicable trustee will be required to register the transfer or exchange of any debt security of that series:

•	during the period beginning at the opening of business 15 days before the day we mail the notice of redemption for the series and ending at the close of business on the day the notice is mailed; or

•	if we have selected the series for redemption, in whole or in part, except for any unredeemed portion of the series.

Global Securities

      Unless we inform you otherwise in a prospectus supplement, some or all of the debt securities of any series may be represented, in whole or in part, by one or more registered global securities. The global securities will have a total principal amount equal to the debt securities they represent. Unless we inform you otherwise in a prospectus supplement, each global security representing debt securities will be deposited with, or on behalf of, The Depository Trust Company, referred to as “DTC,” or any other successor depositary we may appoint. In such case, each holder’s beneficial interest in global securities will be shown on the records of DTC and transfers and beneficial interests will only be effected through DTC’s records. We refer to DTC or any other depositary in this prospectus as the “depositary.” Each global security will be registered in the name of the depositary or its nominee. Each global security will bear a legend referring to the restrictions on exchange and registration of transfer of global securities that we describe below and any other matters required by the relevant indenture. Unless we inform you otherwise in a prospectus supplement, we will not initially issue debt securities in definitive form.

      Global securities may not be exchanged, in whole or in part, for definitive debt securities, and no transfer of a global security, in whole or in part, may be registered in the name of any person other than the depositary for the global security or any nominee of the depositary unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary for the global security or has ceased to be qualified to act as depositary as required by the applicable indenture unless we have approved a successor depositary within 90 days;

•	we determine in our sole discretion that the global security will be so exchangeable or transferable; or

•	any other circumstances in addition to or in lieu of those described above that we may describe in a prospectus supplement have occurred.

      All debt securities issued in exchange for a global security or any portion of a global security will be registered in the names directed by the depositary.

      Any additional terms of the depositary agreement with respect to any series of debt securities and the rights of and limitations on owners of beneficial interests in a global security representing a series of debt securities may be described in a related prospectus supplement.

Payment and Paying Agents

      Unless we inform you otherwise in a prospectus supplement, we will pay interest on the debt securities to the persons in whose names the debt securities are registered at the close of business on the regular record date for each interest payment. However, unless we inform you otherwise in a prospectus supplement, we will pay the interest payable on the debt securities at their stated maturity to the persons to whom we pay the principal amount of the debt securities. The initial payment of interest on any series of debt securities issued between a regular record date and the related interest payment date will be payable in the manner provided by the terms of the series, which we will describe in a prospectus supplement.

      Unless we inform you otherwise in a prospectus supplement, we will pay principal, premium, if any, and interest on the debt securities at the offices of the paying agents we designate. However, except in the case of a global security, we may pay interest by:

•	check mailed to the address of the person entitled to the payment as it appears in the security register; or

•	wire transfer in immediately available funds to the place and account designated in writing by the person entitled to the payment as specified in the security register.

      We will designate the trustee under the applicable indenture as the sole paying agent for the debt securities unless we inform you otherwise in a prospectus supplement. If we initially designate any other paying agents for a series of debt securities, we will identify them in a prospectus supplement. At any time, we may designate additional paying agents or rescind the designation of any paying agents. However, we are required to maintain a paying agent in each place of payment for the debt securities at all times.

      Any money deposited with the applicable trustee or any paying agent for the payment of principal, premium, if any, and interest on the debt securities that remains unclaimed for two years after the date the payments became due, may be repaid to us upon our request. After we have been repaid, holders entitled to those payments may only look to us for payment as our unsecured general creditors. The trustees and any paying agents will not be liable for those payments after we have been repaid.

Restrictive Covenants

      We will describe any restrictive covenants, including restrictions on any subsidiary (whether or not such subsidiary guarantees the debt securities), for any series of debt securities in a prospectus supplement.

Consolidation, Merger and Sale of Assets

      Unless we inform you otherwise in a prospectus supplement, Russell may not consolidate with or merge into, or sell, assign, convey, transfer or lease all or substantially all of its properties and assets to any person, other than a direct or indirect wholly owned subsidiary, referred to as a “successor person,” unless:

•	we are the surviving corporation or the successor person is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction;

•	the successor person assumes Russell’s obligations with respect to the debt securities and the relevant indenture;

•	immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, would occur and be continuing; and

•	we have delivered to the applicable trustee any certificate and opinion required under the relevant indenture.

      As used in the indentures, the term “corporation” means a corporation, association, company, limited liability company, joint-stock company or business trust.

      We will describe any restrictions on the ability of subsidiary guarantors to merge or engage in other extraordinary corporate events in a prospectus supplement.

Events of Default

      Unless the context clearly indicates otherwise, we use the terms “indenture” and “trustee” in this subsection to mean the relevant indenture and trustee with respect to any series of debt securities we may offer.

      Unless we inform you otherwise in a prospectus supplement, each of the following will be an event of default under the indenture for a series of debt securities:

•	our failure to pay any interest on that series for 30 days after the interest becomes due and payable;

•	our failure to pay principal or premium, if any, on that series when due, regardless of whether such payment becomes due because of maturity, redemption, acceleration or otherwise, or is required by any sinking fund established with respect to such series;

•	our failure to perform, or our breach in any material respect of, any other covenant or warranty in the indenture, other than a covenant or warranty included in the indenture solely for the benefit of another series of debt securities issued under the indenture, for 90 days after either the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities have given us written notice of the breach in the manner required by the indenture;

•	certain events involving bankruptcy, insolvency or reorganization; and

•	any other event of default we may provide for that series.

      If an event of default described in the first, second, third or fifth bullet points above occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of a series may declare the principal amount of the debt securities due and immediately payable. In order to declare the principal amount of the debt securities due and immediately payable, the trustee or the holders must deliver a notice that satisfies the requirements of the indenture. Upon a declaration by the trustee or the holders, we will be obligated to pay the principal amount of the debt securities.

      If an event of default described in the fourth bullet point above occurs, then the principal amount of the debt securities shall be immediately due and payable without any declaration or any other action on the part of the trustee or any holder.

      An event of default will be deemed waived at any time after a declaration of acceleration but before a judgment for payment of the money due has been obtained if:

•	we have paid or deposited with the trustee all overdue interest, the principal and any premium due otherwise than by the declaration of acceleration and any interest on such amounts, and any interest on overdue interest, to the extent legally permitted, and all amounts due to the trustee, and

•	all events of default, other than the nonpayment of the principal which became due solely by virtue of the declaration of acceleration, have been cured or waived.

      The trustee is under no obligation to exercise any of its rights or powers at the request or direction of any holders of debt securities unless those holders have offered the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which it might incur as a result. The holders of a majority of the outstanding debt securities have, with certain exceptions, the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or the exercise of any trust or power of the trustee with respect to the debt securities.

      The holder of any debt security will have an absolute and unconditional right to receive payment of the principal, any premium and, within certain limitations, any interest on that debt security on its maturity date or redemption date and to institute suit to enforce those payments.

      We are required to furnish each year to the trustee an officers’ certificate to the effect that we are not in default under the indenture or, if there has been a default, specifying the default and its status.

Modification and Waiver

      Unless the context clearly indicates otherwise, we use the terms “indenture” and “trustee” in this subsection to mean the relevant indenture and the applicable trustee with respect to any series of debt securities we may offer.

      We may enter into one or more supplemental indentures with the trustee without the consent of the holders of the debt securities in order to:

•	evidence the succession of another person to us, or successive successions and the assumption of our covenants, agreements and obligations by a successor;

•	add to our covenants for the benefit of the holders or to surrender any of our rights or powers;

•	add events of default for any series of debt securities;

•	add or change any provisions of the indenture to the extent necessary to issue debt securities in bearer form;

•	add to, change or eliminate any provision of the indenture applying to one or more series of debt securities, provided that if such action adversely affects the interests of any holders of debt securities of any series, the addition, change or elimination will become effective with respect to that series only when no security of that series remains outstanding;

•	convey, transfer, assign, mortgage or pledge any property to or with the trustee or to surrender any right or power conferred upon us by the indenture;

•	establish the form or terms of any series of debt securities;

•	provide for uncertificated securities in addition to certificated securities;

•	evidence and provide for successor trustees or to add or change any provisions to the extent necessary to appoint a separate trustee or trustees for a specific series of debt securities;

•	correct any ambiguity, defect, mistake or inconsistency under the indenture, provided that such action does not adversely affect the interests of the holders of debt securities of any series in any material respect;

•	supplement any provisions of the indenture necessary to defease and discharge any series of debt securities, provided that such action does not adversely affect the interests of the holders of any series of debt securities;

•	comply with the rules or regulations of any securities exchange or automated quotation system on which any debt securities are listed or traded; or

•	add, change or eliminate any provisions of the indenture in accordance with any amendments to the Trust Indenture Act of 1939, provided that the action does not adversely affect the rights or interests of any holder of debt securities.

      We may enter into one or more supplemental indentures with the trustee in order to add to, change or eliminate provisions of the indenture or to modify the rights of the holders of one or more series of debt securities if we obtain the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by the supplemental indenture, treated as one class. However, without the consent of the holders of each outstanding debt security affected by the supplemental indenture, we may not enter into a supplemental indenture that:

•	changes the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, except to the extent permitted by the indenture;

•	reduces the principal amount of, or any premium or interest on, any debt security;

•	reduces the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity thereof;

•	changes the currency of payment of principal, premium, if any, or interest;

•	impairs the right to institute suit for the enforcement of any payment on any debt security;

•	reduces the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture;

•	reduces the percentage in principal amount of outstanding debt securities of any series necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

•	makes any change that adversely affects the right to convert or exchange any debt security or decreases the conversion or exchange rate or increases the conversion price of any convertible or exchangeable debt security.

      We may not amend the subordinated indenture to change the subordination of any outstanding subordinated debt securities without the consent of each holder of senior debt that the amendment would adversely affect.

      Holders of a majority in principal amount of the outstanding debt securities of any series may waive past defaults or compliance with restrictive provisions of the indenture.

      However, the consent of holders of each outstanding debt security of a series is required to:

•	waive any default in the payment of principal, premium, if any, or interest; or

•	waive any covenants and provisions of the indenture that may not be amended without the consent of the holder of each outstanding debt security of the series affected.

      In order to determine whether the holders of the requisite principal amount of the outstanding debt securities have taken an action under the indenture as of a specified date:

•	the principal amount of an original issue discount security that will be deemed to be outstanding will be the amount of the principal that would be due and payable as of such date upon acceleration of the maturity to such date;

•	if, as of such date, the principal amount payable at the stated maturity of a debt security is not determinable, for example, because it is based on an index, the principal amount of such debt security deemed to be outstanding as of such date will be an amount determined in the manner prescribed for such debt security;

•	the principal amount of a debt security denominated in one or more foreign currencies or currency units that will be deemed to be outstanding will be the U.S. dollar equivalent, determined as of such date in the manner prescribed for such debt security, of the principal amount of such debt security or, in the case of a debt security described in the two preceding bullet points, of the amount described above; and

•	debt securities owned by us or any other obligor upon the debt securities or any of their affiliates will be disregarded and deemed not to be outstanding.

      Some debt securities, including those for which payment or redemption money has been deposited or set aside in trust for the holders and those that have been fully defeased, will not be deemed to be outstanding.

      We will generally be entitled to set any day as a record date for determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indenture. In limited circumstances, the trustee will be entitled to set a record date for action by holders. If a record date is set for any action to be taken by holders of a particular series, the action may be taken only by persons who are holders of outstanding debt securities of that series on the record date. To be effective, the action must be taken by holders of the requisite principal amount of the debt securities within a specified period following the record date. For any particular record date, this period will be 180 days or such shorter period as we may specify, or the trustee may specify, if it sets the record date.

Subordination Under the Subordinated Indenture

      We have defined some of the terms we use in this subsection at the end of this subsection. The subordinated debt securities issued under the subordinated indenture will:

•	be general unsecured obligations;

•	be subordinate and rank junior in right of payment to all of our senior debt to the extent provided in the subordinated indenture or in any supplemental indenture;

•	rank equally in right of payment with all of our other subordinated indebtedness unless otherwise provided in a supplemental indenture; and

•	with respect to the assets and earnings of our subsidiaries, effectively rank below all of the liabilities of our subsidiaries.

      This means we will not make any payment of principal, premium, if any, interest, or any other amounts, if any, on the subordinated debt securities if:

•	we have defaulted in the payment of principal, premium, if any, interest or any other amounts due on any of our senior debt beyond any applicable grace period; or

•	the maturity of any of our senior debt has been accelerated because of a default,

until such default is cured, waived in writing or ceases to exist or such senior debt is discharged or paid in full. If the maturity of one or more series of our subordinated debt securities is accelerated, then we will not make any payment of principal, premium, if any, interest or any other amounts, if any, on the subordinated debt securities until the holders of all of our senior debt outstanding at the time of acceleration receive payment in full of the senior debt (including any amounts due upon acceleration, if applicable).

      If our assets are distributed to our creditors upon our dissolution, winding-up, receivership, reorganization, assignment for the benefit of creditors, marshaling of assets and liabilities or bankruptcy, insolvency or similar proceedings, all amounts due or to become due on all of our senior debt must be paid in full before we may make any payments on our subordinated debt securities.

      Under the subordinated indenture, the term “senior debt” means the principal, premium, if any, interest, or other amounts due, if any, in connection with all of our debt (unless otherwise provided in a supplemental indenture), whether created, incurred or assumed before, on or after the date of the subordinated indenture. However, senior debt does not include:

•	our debt to any of our subsidiaries;

•	any series of subordinated debt securities issued under the subordinated indenture, unless otherwise specified by the terms of any such series;

•	any of our other debt which by the terms of the instrument creating or evidencing it is specifically designated as being subordinated to or pari passu with the subordinated debt securities; and

•	any trade payables.

      Under the subordinated indenture, the term “debt” means, with respect to any person at any date of determination, without duplication:

•	all indebtedness for borrowed money;

•	all obligations evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

•	all obligations under letters of credit or bankers’ acceptances or other similar instruments, or related reimbursement obligations, issued on the account of such person;

•	all obligations to pay the deferred purchase price of property or services, except trade payables;

•	all obligations as lessee under capitalized leases;

•	all debt of others secured by a lien on any asset of such person, whether or not the debt is assumed by the person, provided that, for purposes of determining the amount of any debt of the type described in this bullet point, if recourse with respect to the debt is limited to the asset, the amount of the debt will be limited to the lesser of the fair market value of the asset or the amount of the debt;

•	all debt of others guaranteed by such person to the extent the debt is guaranteed by such person; and

•	to the extent not otherwise included in this definition, all obligations for claims in respect of derivative products, including interest rate, options, swaps, collars and similar arrangements.

      Under the subordinated indenture, the term “trade payables” means, with respect to any person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or guaranteed by such person or any of its subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

      The subordinated indenture does not limit our ability to incur additional indebtedness, including indebtedness that ranks senior in priority of payment to the subordinated debt securities.

      A prospectus supplement relating to each series of subordinated debt securities will describe any subordination provisions applicable to such series in addition to or different from those described above.

      By reason of the subordination of the subordinated debt securities, in the event we become insolvent, holders of our senior debt and holders of our other obligations that are not subordinated to our senior debt may receive more, ratably, than holders of the subordinated debt securities. However, this subordination will not prevent the occurrence of an event of default or limit the right of acceleration in respect of the subordinated debt securities.

Defeasance and Covenant Defeasance

      Unless the context clearly indicates otherwise, we use the terms “indenture” and “trustee” in this subsection to mean the relevant indenture and the applicable trustee with respect to any series of debt securities we may offer.

      Unless we inform you otherwise in a prospectus supplement, the provisions of the indenture relating to defeasance and discharge of indebtedness, or defeasance of restrictive covenants, will apply to the debt securities of any series.

      Defeasance and Discharge. We will be discharged from all of our obligations with respect to the debt securities, except for certain obligations to exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold money for payment in trust, upon the deposit in trust for the benefit of the holders of such debt securities of money or U.S. government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal, premium, if any, and interest on the debt securities on the respective stated maturities of the debt securities in accordance with the terms of the indenture and the debt securities. Such defeasance or discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel to the effect that holders of the debt securities will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur. Such opinion must be based on a ruling of the U.S. Internal Revenue Service or a change in U.S. federal income tax law occurring after the date hereof, because this result would not occur under current U.S. federal income tax law.

      Defeasance of Certain Covenants. We may, at our option, elect to have our obligations released with respect to certain covenants (including those described under “Consolidation, Merger and Sale of Assets”) that are described in a prospectus supplement. If we do so, our failure to comply with those covenants will not constitute a Default or Event of Default with respect to the applicable series of notes. In the event covenant defeasance occurs, certain events of default, as described in the applicable prospectus supplement, will not apply to the applicable series of notes. In order to exercise such covenant defeasance option, we will be required to deposit, in trust for the benefit of the holders of the debt securities, money or U.S. government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal, premium, if any, and interest on the debt securities on the respective stated maturities in accordance with the terms of the indenture and the debt securities. We will also be required, among other things, to deliver to the trustee an opinion of counsel to the effect that holders of the debt securities will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event we exercise this option with respect to any debt securities and the debt securities were declared due and payable because of the occurrence of any event of default, the amount of money and U.S. government obligations so deposited in trust would be sufficient to pay amounts due on the debt securities at the time of their respective stated maturities, but might not be sufficient to pay amounts due on such debt securities upon any acceleration resulting from the event of default. In such case, we would remain liable for those payments.

      We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Notices

      Holders of our debt securities will receive notices by mail at their addresses as they appear in the security register.

Title

      We may treat the person in whose name a debt security is registered on the applicable record date as the owner of the debt security for all purposes, whether or not it is overdue.

Governing Law

      New York law will govern the indentures and the debt securities, without regard to its conflicts of law principles.

Regarding the Trustee

      The trustee under the indentures is Wachovia Bank, National Association.

Conversion or Exchange Rights

      A prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock or other securities. These terms will also include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. Such provisions will also include the conversion or exchange price (or manner or calculation thereof), the conversion or exchange period, the events requiring an adjustment of the conversion or exchange price, and provisions affecting conversion or exchange in the event of the redemption of such series of debt securities.

DESCRIPTION OF CAPITAL STOCK

      Our authorized capital stock consists of 150,000,000 shares of common stock, par value of $0.01 per share, and 10,000,000 shares of preferred stock, par value of $0.01 per share. As of August 8, 2005, there were 33,128,517 shares of common stock issued and outstanding and no shares of preferred stock outstanding.

Common Stock

      The holders of our common stock are entitled to receive ratably, from funds legally available for the payment thereof, dividends when and as declared by resolution of our board of directors, subject to any preferential dividend rights granted to the holders of any outstanding preferred stock. In the event of our liquidation or dissolution, holders of our common stock are entitled to share equally in all assets remaining after payment of liabilities and the liquidation preference of any outstanding series of preferred stock. Each holder of our common stock is entitled to one vote for each share held of record on all matters submitted to a vote of our securityholders. Except as otherwise provided by law, the holders of our common stock vote as one class. The shares of our common stock do not have cumulative voting rights. As a result, subject to the voting rights of the holders of any shares of our preferred stock which may at the time be outstanding, the holders of our common stock entitled to exercise more than 50% of the voting rights in an election of directors can elect 100% of the directors to be elected in a particular year if they choose to do so. In such event, the holders of the remaining common stock voting for the election of directors will not be able to elect any persons to our board of directors. Holders of our common stock do not have preemptive, subscription, redemption or conversion rights. The outstanding shares of our common stock are, and any shares of common stock that we sell in any offering will be, duly authorized, validly issued, fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.

Preferred Stock

      Our board of directors has the authority, without further action by our stockholders, to issue shares of our preferred stock in one or more series and may determine, with respect to any such series, the powers, preferences and rights of such series, and its qualifications, limitations and restrictions, including, without limitation:

•	the number of shares to constitute such series and the designations thereof;

•	the voting power, if any, of holders of shares of such series and, if voting power is limited, the circumstances under which such holders may be entitled to vote;

•	the rate of dividends, if any, and the extent of further participation in dividend distributions, if any, and whether dividends shall be cumulative or noncumulative;

•	whether or not such series shall be redeemable, and, if so, the terms and conditions upon which shares of such series shall be redeemable;

•	the extent, if any, to which such series shall have the benefit of any sinking fund provision for the redemption or purchase of shares;

•	the rights, if any, of such series, in the event of our dissolution, or upon any distribution of our assets; and

•	whether or not the shares of such series shall be convertible, and, if so, the terms and conditions upon which shares of such series shall be convertible, including any mandatory conversion provisions.

      You should refer to the prospectus supplement relating to the series of preferred stock being offered for the specific terms of that series, including:

•	the title of the series and the number of shares in the series;

•	the price at which the preferred stock will be offered;

•	the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred stock being offered will cumulate;

•	the voting rights, if any, of the holders of shares of the preferred stock being offered;

•	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred stock being offered;

•	the liquidation preference per share;

•	the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into our common stock or other securities, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

•	the terms and conditions, if applicable, upon which the preferred stock being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

•	any listing of the preferred stock being offered on any securities exchange;

•	a discussion of any material U.S. federal income tax considerations applicable to the preferred stock being offered;

•	the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

•	any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

•	any limitations on our ability to take certain actions without the consent of a specified number of holders of preferred stock; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the series.

      Upon issuance, the shares of preferred stock will be fully paid and nonassessable. Holders of preferred stock will not have any preemptive rights.

Preferred Stock Dividend Rights

      Holders of preferred stock will be entitled to receive, when, as and if declared by our board of directors, dividends in additional shares of preferred stock or cash dividends at the rates and on the dates set forth in the prospectus supplement. Dividend rates may be fixed or variable or both. Different series of preferred stock may be entitled to dividends at different dividend rates or based upon different methods of determination. Each dividend will be payable to the holders of record as they appear on our stock books on record dates determined by our board of directors. Dividends on preferred stock may be cumulative or noncumulative, as specified in the prospectus supplement. If our board of directors fails to declare a dividend on any preferred stock for which dividends are noncumulative, then the right to receive that dividend will be lost, and we will have no obligation to pay the dividend for that dividend period, whether or not dividends are declared for any future dividend period.

      Unless otherwise set forth in the related prospectus supplement, no full dividends will be declared or paid on any preferred stock unless full dividends for the dividend period commencing after the immediately preceding dividend payment date and any cumulative dividends still owing have been or contemporaneously are declared and paid on all other series of preferred stock which have the same rank as, or rank senior to, that series of preferred stock. When those dividends are not paid in full, dividends will be declared pro rata, so that the amount of dividends declared per share on that series of preferred stock and on each other series of preferred stock having the same rank as that series of preferred stock will bear the same ratio to each other that accrued dividends per share on that series of preferred stock and the other series of preferred stock bear to each other. In addition, generally, unless full dividends including any cumulative dividends still owing on all outstanding shares of any series of preferred stock have been paid, no dividends will be declared or paid on the common stock and generally we may not redeem or purchase any common stock. No interest will be paid in connection with any dividend payment or payments which may be in arrears.

      Unless otherwise set forth in the related prospectus supplement, the dividends payable for each dividend period will be computed by annualizing the applicable dividend rate and dividing by the number of dividend periods in a year, except that the amount of dividends payable for the initial dividend period or any period shorter than a full dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months and, for any period less than a full month, the actual number of days elapsed in the period.

Preferred Stock Rights upon Liquidation

      If we liquidate, dissolve or wind up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock will be entitled to receive liquidating distributions in the amount set forth in the prospectus supplement relating to the series of preferred stock. If the amounts payable with respect to preferred stock of any series and any stock having the same rank as that series of preferred stock are not paid in full, the holders of the preferred stock will share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After the holders of each series of preferred stock having the same rank are paid in full, they will have no right or claim to any of our remaining assets. Neither the sale of all or substantially all of our property or business nor a merger or consolidation by us with any other corporation will be considered a dissolution, liquidation or winding up by us of our business or affairs.

Preferred Stock Redemption

      Any series of preferred stock may be redeemable in whole or in part at our option, unless set forth in the related prospectus supplement. In addition, any series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be set forth in the related prospectus supplement.

      If a series of preferred stock is subject to redemption, the related prospectus supplement will specify the year we can begin to redeem shares of the preferred stock, the number of shares of the preferred stock we can redeem each year, and the redemption price per share. We may pay the redemption price in cash, stock or other securities of ours or of third parties, as specified in the related prospectus supplement. If the redemption price is to be paid only from the proceeds of the sale of our capital stock, the terms of the series of preferred stock may also provide that if no capital stock is sold or if the amount of cash received is insufficient to pay in full the redemption price then due, the series of preferred stock will automatically be converted into shares of the applicable capital stock pursuant to conversion provisions specified in the related prospectus supplement.

      If fewer than all the outstanding shares of any series of preferred stock are to be redeemed, whether by mandatory or optional redemption, our board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata by any other method determined to be equitable. From and after the redemption date, dividends will cease to accrue on the shares of preferred stock called for redemption and all rights of the holders of those shares other than the right to receive the redemption price will cease.

Preferred Stock Conversion Rights

      The prospectus supplement will state any conversion rights under which shares of preferred stock are convertible into shares of common stock or another series of preferred stock or other securities or property.

Preferred Stock Voting Rights

      The prospectus supplement will set forth any voting rights of that series of preferred stock. Unless otherwise indicated in the prospectus supplement, if we issue full shares of any series of preferred stock, each share will be entitled to one vote on matters on which holders of that series of preferred stock are entitled to vote. Because each full share of any series of preferred stock will be entitled to one vote, the voting power of that series will depend on the number of shares in that series, and not on the aggregate liquidation preference or initial offering price of the shares of that series of preferred stock. Unless otherwise indicated in a prospectus supplement, holders of our preferred stock do not vote on matters submitted for a vote of our common stockholders.

Permanent Global Preferred Securities

      A series of preferred stock may be issued in whole or in part in the form of one or more global securities that will be deposited with a depositary or its nominee identified in the related prospectus supplement. For most series of preferred stock, the depositary will be DTC. A global security may not be transferred except as a whole to the depositary, a nominee of the depositary or their successors unless it is exchanged in whole or in part for preferred stock in individually certificated form. Any additional terms of the depositary arrangement with respect to any series of preferred stock and the rights of and limitations on owners of beneficial interests in a global security representing a series of preferred stock may be described in the related prospectus supplement.

Rights Agreement

      We adopted a Rights Agreement with SunTrust Bank, Atlanta, on October 25, 1999 and amended on April 27, 2005, whereby one right was issued for each outstanding share of common stock. Each right entitles the registered holder to purchase from us one one-hundredth of a share of our Series A Junior Participating Preferred Stock, par value $.01 per share, at a price of $85 per one one-hundredth of a share. Upon certain events relating to the acquisition of, or right to acquire, beneficial ownership of 15% or more of our outstanding common stock by a third party, or a change in control of us, the rights entitle the holder to acquire, after the rights are no longer redeemable by us, shares of common stock for each right held at a significant discount to market. The rights are redeemable under certain circumstances at $.01 per right and will expire, unless earlier redeemed or extended, on October 25, 2009.

Anti-Takeover Effects of Our Charter and Bylaw Provisions

      Some provisions of our certificate of incorporation and bylaws could make the following more difficult:

•	acquisition of us by means of a tender offer;

•	acquisition of control of us by means of a proxy contest or otherwise; or

•	removal of our incumbent officers and directors.

      These provisions are designed to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that this increased protection gives us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, and that the benefits of this increased protection outweigh the disadvantages of discouraging those proposals, because negotiation of those proposals could result in an improvement of their terms.

Charter and By-Law Provisions

      Our business and affairs are managed by or under the direction of our board of directors which may exercise all of our powers and do all such lawful acts and things as are not by statute or our certificate of incorporation or bylaws required to be exercised or done by our stockholders. Our certificate of incorporation and bylaws each specify that our board of directors shall consist of not less than seven nor more than 15 directors, the exact number of which shall be fixed from time to time by resolution adopted by a majority of our board of directors. Directors shall be divided into three classes, as nearly equal in number as possible, elected for three-year staggered terms. The term of one class of directors expires at each annual meeting of stockholders. Any vacancy (including any vacancy resulting from newly created directorships) may be filled by our board of directors or our stockholders, subject to the rights of the holders of any outstanding preferred stock to fill such vacancies. Any director so elected will hold office until the next election of the class for which the director is chosen. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director. Our stockholders have the ability to remove directors for cause by the majority vote of the outstanding shares entitled to vote, and without cause by the affirmative vote of 75% of the total number of votes entitled to be cast by the holders of all of our shares of capital stock entitled to vote generally in the election of directors. Under our certificate of incorporation, stockholders may consent to any action required or permitted to be taken at any meeting of stockholders without prior notice or a vote if a written consent or consents, setting forth the action so taken, shall be signed by all stockholders entitled to vote on the matter.

      Any amendment to our certificate of incorporation generally requires the approval of a majority of the outstanding shares entitled to vote. Amendments to the provisions in the certificate of incorporation relating to our board of directors, voting and our board of directors’ ability to amend our by-laws will require the affirmative vote of 75% of the outstanding shares entitled to vote.

Section 203 of the Delaware General Corporation Law

      Section 203 of the Delaware General Corporation Law prohibits certain transactions between a Delaware corporation and an “interested stockholder.” An “interested stockholder” for this purpose is a stockholder who is directly or indirectly a beneficial owner of 15% or more of the aggregate voting power of a Delaware corporation. This provision prohibits certain business combinations between an interested stockholder and a corporation for a period of three years after the date on which the stockholder became an interested stockholder, unless: (1) the transaction which resulted in the stockholder becoming an interested stockholder is approved by the corporation’s board of directors before the stockholder became an interested stockholder, (2) the interested stockholder acquired at least 85% of the aggregate voting power of the corporation in the transaction in which the stockholder became an interested stockholder, or (3) the business combination is approved by a majority of the board of directors and the affirmative vote of the holders of two-thirds of the aggregate voting power not owned by the interested stockholder at or subsequent to the time that the stockholder became an interested stockholder.

Other Limitations on Stockholder Actions

      Our certificate of incorporation also provides that no director shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under Delaware law.

      Our certificate of incorporation provides that we will indemnify our directors and officers to the fullest extent authorized or permitted by law, except that we are not obligated to indemnify any director or officer in connection with a proceeding initiated by such person unless such proceeding was authorized by our board of directors. Our bylaws provide that we will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us) arising out of the fact that such person is or was our director or officer, or served any other enterprise at our request as a director, officer, employee or agent. Our bylaws also provide that we will similarly indemnify directors or officers with respect to actions or suits by or in the right of the company, except that we will not indemnify such persons if they shall have been adjudged to be liable to the company unless and only to the extent that a court determines such persons are fairly and reasonably entitled to indemnification.

Listing of Common Stock

      Our common stock trades on the New York Stock Exchange under the trading symbol “RML.”

Transfer Agent and Registrar

      SunTrust Bank serves as the transfer agent and registrar of our common stock.

DESCRIPTION OF WARRANTS

      We may issue warrants to purchase any combination of our or any other entity’s debt securities, common stock, preferred stock or other securities, including additional warrants. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from the other offered securities. We will issue the warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with holders or beneficial owners of warrants.

      The prospectus supplement relating to any warrants that we may offer will include the specific terms relating to the terms of the warrants. The prospectus supplement will include some or all of the following terms:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the price or prices at which the warrants will be issued;

•	the designation, number and terms of the debt securities, common stock, preferred stock, rights or other securities purchasable upon exercise of the warrants;

•	the exercise price of the warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•	the rights, if any, we have to redeem the warrants;

•	if applicable, a discussion of any material U.S. federal income tax considerations applicable to the warrants;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants;

•	the name of the warrant agent;

•	information with respect to book-entry procedures, if any; and

•	any other material terms of the warrants.

      Each warrant will entitle the holder of warrants to purchase the amount of debt or equity securities, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in a prospectus supplement, we will, as soon as possible, forward the debt or equity securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

PLAN OF DISTRIBUTION

      We may sell the common stock, preferred stock and any series of debt securities and warrants being offered hereby from time to time in one or more transactions:

•	to underwriters or dealers for resale to the purchasers;

•	directly to purchasers;

•	through agents or dealers to the purchasers; or

•	through a combination of any of these methods of sale.

      In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

      A prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the terms of the offering;

•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering purchase price of the securities and the net proceeds to be received by us from the sale;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any delayed delivery arrangements;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

      If we use underwriters or dealers in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

      Offerings of our equity securities pursuant to this prospectus may also be made into an existing trading market for such securities in transactions at other than a fixed price either:

•	on or through facilities of any national securities exchange or quotation service on which such securities may be listed or quoted at the time of sale; and

•	to or through a market maker otherwise than on such exchanges.

      Such at-the-market offerings will be conducted by underwriters acting as our principal or agent, who may also be third-party sellers of securities as described above.

General

      The securities may also be offered and sold, if so indicated in a prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. A prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

Underwriters and Agents

      If indicated in the applicable prospectus supplement, we may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we pay for solicitations of these delayed delivery contracts.

      If underwriters are used in the sale of any securities, the securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

Dealers

      We may sell the offered securities to dealers as principals. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale.

Direct Sales

      We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

      We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

      We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

      Underwriters, dealers, agents and remarketing firms may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers, agents and remarketing firms may be required to make. Underwriters, dealers, agents and remarketing agents may be customers of, engage in transactions with, or perform services in the ordinary course of business for us and/or our affiliates.

Market Making, Stabilization and Other Transactions

      There is currently no market for any of the offered securities, other than our common stock, which is listed on the New York Stock Exchange. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intended to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities or preferred stock on any securities exchange or on the National Association of Securities Dealers, Inc. automated quotation system; any such listing with respect to any particular debt securities, preferred stock, stock purchase contracts or stock purchase units will be described in the applicable prospectus supplement.

      Any underwriter may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act of 1934. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

      Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Fees and Commissions

      In compliance with the guidelines of the National Association of Securities Dealers, Inc. (the “NASD”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any NASD member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

      If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by NASD members participating in the offering or affiliates or associated persons of such NASD members, the offering will be conducted in accordance with NASD Conduct Rule 2710(h).

LEGAL MATTERS

      Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

EXPERTS

      The consolidated financial statements of Russell Corporation appearing in Russell Corporation’s Annual Report (Form 10-K) for the year ended January 1, 2005 (including the schedule appearing therein), and Russell Corporation management’s assessment of the effectiveness of internal control over financial reporting as of January 1, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

      With respect to the unaudited condensed consolidated interim financial information of Russell Corporation for the three-month periods ended April 3, 2005 and April 4, 2004 and the three-month and six-month periods ended July 3, 2005 and July 4, 2004, incorporated by reference in this Prospectus, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated May 5, 2005 and August 2, 2005, included in Russell Corporation’s Quarterly Reports on Form 10-Q for the quarters ended April 3, 2005 and July 3, 2005, and incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the “Act”) for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the Registration Statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Act.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

      The registrant estimates that expenses in connection with the offerings described in this registration statement will be as follows:

SEC Registration Fee	$31,675
Attorney’s Fees and Expenses	150,000
Independent Auditor’s Fees and Expenses	20,000
Printing and Engraving Fees and Expenses	7,000
Trustee Fees and Expenses	5,000
NASD Fees	20,500
Miscellaneous Expenses	25,000

Total	$259,175

Item 15.	Indemnification of Directors and Officers.

Russell Corporation, Cross Creek Holdings, Inc., Mossy Oak Apparel Company, RINTEL Properties, Inc., Russell Asset Management, Inc., and Russell Financial Services, Inc.

      Russell Corporation, Cross Creek Holdings, Inc., Mossy Oak Apparel Company (“Mossy Oak”), RINTEL Properties, Inc., Russell Asset Management, Inc., and Russell Financial Services, Inc. (together, the “Delaware Corporations”) are each Delaware corporations. Section 102(b)(7) of the General Corporation Law of the State of Delaware (“DGCL”) provides that a corporation may eliminate or limit the personal liability of directors to a corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit. Under Section 145 of the DGCL, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or other such court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for or granted pursuant to Section 145 is not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current, director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by the statute.

      Pursuant to Section 102(b)(7) of the DGCL, the amended certificate of incorporation of each of the Delaware Corporations provides, among other things, that no director shall be personally liable to that corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to that corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

      Article VIII of the by-laws of each of the Delaware Corporations, other than Mossy Oak, provides that each such corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of each such corporation) by reason of the fact that he is or was a director or officer of that Delaware Corporation, or is or was a director or officer of such Delaware Corporation serving at the request of such Delaware Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of that Delaware Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

      Article VIII also provides that each of the Delaware Corporations, other than Mossy Oak, shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of such Delaware Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of that Delaware Corporation, or is or was a director or officer of such Delaware Corporation serving at the request of such Delaware Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred or suffered by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such Delaware Corporation.

      Article VIII further provides that each of the Delaware Corporations, other than Mossy Oak, may purchase and maintain insurance on behalf of any person who is or was a director or officer of each such corporation, or is or was a director or officer of each such corporation serving at the request of that Delaware Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not such Delaware Corporation would have the power or the obligation to indemnify him against such liability under the provisions of Article VIII of the By-Laws.

      Article VI of Mossy Oak’s bylaws provides that Mossy Oak shall indemnify its directors, officers and employees to the fullest extent allowed by law, provided, however, that it shall be within the discretion of the board of directors whether to advance any funds in advance of disposition of any action, suit or proceeding, and provided further that nothing in the bylaws shall be deemed to obviate the necessity of the board of directors to make any determination that indemnification of the director, officer or employee is proper under the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145 of the DGCL.

DeSoto Mills, LLC, Russell Apparel LLC and Russell Yarn LLC

      DeSoto Mills, LLC, Russell Apparel LLC and Russell Yarn LLC are each Alabama limited liability companies. Section 10-12-4 of the Alabama Limited Liability Company Act (the “ALLCA”) provides that, subject to such standards and restrictions, if any, as are set forth in its operating agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other persons from and against any and all claims and demands, except in relation to matters as to which the member or manager or other person is determined in the action, suit, or proceeding to be liable for negligence or misconduct in the performance of a duty.

      The ALLCA does not require an Alabama LLC to have an operating agreement, and as such, Russell Yarn LLC does not have one. Section 12 of the operating agreement of DeSoto Mills, LLC provides that DeSoto Mills, LLC shall indemnify the member and certain managers, officers, agents and employees for all costs, losses, liabilities and damages paid or accrued by such member, manager, officer, agent or employee in connection with the business of the company, except to the extent prohibited by Alabama law. In addition, DeSoto Mills, LLC may advance costs of defense of any proceeding to such member, manager, officer, agent or employee upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the company. Section 6.3 of the operating agreement of Russell Apparel LLC provides that Russell Apparel LLC shall indemnify the members for all costs, losses, liabilities and damages paid by the members in connection with Russell Apparel LLC’s business, to the fullest extent provided or allowed by Alabama law.

Jerzees Apparel, LLC

      Jerzees Apparel, LLC is a Georgia limited liability company. Under Section 14-11-306 of the Georgia Limited Liability Company Act, Jerzees Apparel, LLC, may (subject to such standards and restrictions, if any, as are contained in its articles of organization or written operating agreement) and is empowered to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever arising in connection with Jerzees Apparel, LLC, except the liability of a member or manager shall not be eliminated or limited for intentional misconduct or a knowing violation of law or for any transaction for which the person received a personal benefit in violation or breach of any provisions of the written operating agreement of Jerzees Apparel, LLC. The operating agreement of Jerzees Apparel, LLC provides that Jerzees Apparel, LLC will indemnify its member for costs, losses, liabilities and damages paid by the member in connection with Jerzees Apparel, LLC’s business, to the fullest extent provided or allowed by Georgia law. Article 6 of the articles of organization of Jerzees Apparel, LLC provides that subject to the provisions of a written operating agreement, Jerzees Apparel, LLC will indemnify and hold harmless any member or manager from and against all claims and demands whatsoever arising in connection with Jerzees Apparel, LLC, except that the liability of a member or manager shall not be eliminated or limited for intentional misconduct or a knowing violation of law or for any transaction for which the person received a personal benefit in violation or breach of any provisions of the written operating agreement of Jerzees Apparel, LLC.

Cross Creek Apparel, LLC

      Cross Creek Apparel, LLC is a North Carolina limited liability company. Sections 57C-3-31 and 57C-3-32 of the North Carolina Limited Liability Company Act provide that a North Carolina limited liability company must, unless otherwise provided in the articles of organization or a written operating agreement, indemnify every manager, director and executive, in respect of payments made and personal liabilities reasonably incurred by the manager, director and executive in the authorized conduct of its business or for the preservation of its business or property. In addition, unless limited by its articles of organization, a North Carolina limited liability company must indemnify a member, manager, director or executive, who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a member, manager, director or executive of the limited liability company against reasonable expenses incurred in connection with the proceeding. The articles of organization or written operating agreement may eliminate or limit the personal liability of a manager for monetary damages for breach of duty (other than liability for a wrongful distribution) and may provide for indemnification of a member, manager, director or executive, for judgments, settlements, penalties, fines or expenses incurred in a proceeding to which the member, manager, director or executive is a party because of his status as a manager or member. However, a North Carolina limited liability company may not limit, eliminate or indemnify against the liability of a manager for acts or omissions that the manager knew were clearly in conflict with the interests of the limited liability company or any transaction from which the manager derived an improper personal benefit. A limited liability company may purchase and maintain insurance on behalf of a manager, director, executive, officer, employee or agent of the limited liability company against liability asserted against or incurred by the person in that capacity or arising from the person’s status as a manager, director, executive officer, employee or agent.

      Article III of the operating agreement of Cross Creek Apparel, LLC provides that the company shall indemnify the managers (or their authorized delegates) in connection with their service as managers to the fullest extent permitted or required by the North Carolina Limited Liability Company Act, as amended from time to time, and the company may advance expenses incurred by the managers upon the approval of the remaining managers and the receipt by the company of the signed statement of such manager agreeing to reimburse the company for such advance in the event it is ultimately determined that such manager is not entitled to be indemnified by the company for such expenses.

      Pursuant to Section 57C-3-32 of the North Carolina Limited Liability Company Act, Section 7 the articles of organization of Cross Creek Apparel, LLC provide as follows:

Section 7. To the full extent from time to time permitted by law, no person who is serving or who has served as a manager of the limited liability company shall be personally liable in any action for monetary damages for breach of his or her duty as a manager, whether such action is brought by or in the right of the limited liability company or otherwise. Neither the amendment or repeal of this article, nor the adoption of any provision of these articles of organization inconsistent with this article, shall eliminate or reduce the protection afforded by this article to a manager of the limited liability company with respect to any matter which occurred, or any cause of action, suit or claim which but for this article would have accrued or risen, prior to such amendment, repeal or adoption.

Russell Co-Op, LLC

      Russell Co-Op, LLC is a limited liability company organized under the laws of the Territory of Guam. Section 15104 of the Guam Code Annotated (the “Guam Code”) provides that limited liability companies may indemnify a member or manager or any other person to the same extent as a corporation may indemnify any of the directors, officers, employees, or agents of the corporation against expenses actually and reasonably incurred by him or it in connection with the defense of any action, suit, or proceeding, whether civil or criminal, in which he or it is made a party. Section 15115 of the Guam Code further provides that except for a breach of a manager’s fiduciary duty to the company, the articles of organization or written operating agreement of a limited liability company may provide for indemnification of any person, including, without limitation, any manager, member, officer, employee, or agent of the limited liability company, against judgments, settlements, penalties, fines, or expenses of any kind incurred as a result of acting in that capacity. Section 15115 also provides that a limited liability company shall have power to purchase and maintain insurance on behalf of any manager, member, officer, employee, or agent of the limited liability company against any liability asserted against or incurred by the person in that capacity or arising out of the person’s status as a manager, member, officer, employee, or agent of the limited liability company.

      Article 11 of the articles of organization of Russell Co-Op, LLC provides that Russell Co-Op, LLC will indemnify a member, or organizer, or any former member or organizer made a party to the proceeding because that person or entity is or was a member, or organizer of the company, against liability incurred in the proceeding if that person or entity (i) conducted him or itself in good faith, (ii) reasonably believed that his or its conduct was in or at least not opposed to the company’s best interests, and (iii) in the case of any criminal proceeding, he or it had no reasonable cause to believe that his or its conduct was unlawful.

      Article 11 of the operating agreement for Russell Co-Op, LLC, referred to in the following as “the Company,” provides for indemnification of members, patrons, directors, officers, employees or agents of the company as follows:

11.1. The Company shall indemnify any member and may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Company) by reason of the fact that such person is or was a patron, director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses for which such person has not otherwise been reimbursed (including attorneys’ fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner which was reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the conduct in question was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which was reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding had reasonable cause to believe that the conduct in question was unlawful.

11.2. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a patron, director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses for which such person has not otherwise been reimbursed (including attorneys’ fees and amounts paid in settlement) actually and reasonably incurred by such person in connection with the defense or settlement of such suit or action if such person acted in good faith and in a manner which was reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person’s duty to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper.

11.3. To the extent that a patron, director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in this Article, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees), actually and reasonably incurred by such person in connection therewith.

11.4. Any indemnification under Paragraphs 11.1, 11.2, or 11.3 of this Article (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the patron, director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in this Article. Such determination shall be made by the disinterested members.

11.5. Expenses incurred by defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the members in the specific case upon receipt of an undertaking by or on behalf of the patron, director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Company.

11.6. The indemnification provided in this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled.

      Article 12 of the operating agreement provides that the Company shall have power to purchase and maintain insurance on behalf of any person or entity who is or was a member, patron, or agent of the Company or is or was serving at the request of the Company in any capacity of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against and incurred by such person or entity in any such capacity, or arising out of its status as such, whether or not the Company would have the power to indemnify such person or entity against such liability under the provisions of this article.

Brooks Sports, Inc.

      Brooks Sports, Inc. is a Washington corporation. Chapters 23B.08.560 and .570 of the Washington Business Corporation Act authorize a corporation to indemnify its directors or officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including provisions permitting advances for expenses incurred) arising under the Securities Act of 1933.

      Article 5 of the restated articles of organization of Brooks Sports, Inc. authorizes the corporation, to the fullest extent permitted under the Washington Business Corporation Act, indemnify any and all persons whom it shall have the power to indemnify from and against any and all of the expenses, liabilities, or other matters referred to in or covered by the Washington Business Corporation Act.

Item 16.	Exhibits.

      See Index to Exhibits on page II-23.

Item 17.	Undertakings.

      (a) The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of Russell’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (d) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

      (e) The undersigned registrants hereby undertake that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on October 4, 2005.

RUSSELL CORPORATION

By:	/s/ FLOYD G. HOFFMAN

Name: Floyd G. Hoffman

Title:	Senior Vice President, Corporate Development, General Counsel and Secretary

      Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* John F. Ward	Chairman and CEO (Principal Executive Officer)	October 4, 2005

* Herschel M. Bloom	Director	October 4, 2005

* Ronald G. Bruno	Director	October 4, 2005

* Arnold W. Donald	Director	October 4, 2005

* C.V. Nalley III	Director	October 4, 2005

* Margaret M. Porter	Director	October 4, 2005

* Mary Jane Robertson	Director	October 4, 2005

* John R. Thomas	Director	October 4, 2005

Signature	Title	Date

* John A. White	Director	October 4, 2005

/s/ FLOYD G. HOFFMAN Floyd G. Hoffman Attorney-in-Fact

      Each person whose signature appears below hereby constitutes and appoints Floyd G. Hoffman and Christopher M. Champion, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Amendment to the Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT D. KONEY, JR. Robert D. Koney, Jr.	Senior Vice President, Chief Financial Officer (Principal Financial Officer)	October 4, 2005

/s/ REBECCA C. MATTHIAS Rebecca C. Matthias	Director	October 4, 2005

/s/ VICTORIA W. BECK Victoria W. Beck	Vice President, Controller (Principal Accounting Officer)	October 4, 2005

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on October 4, 2005.

BROOKS SPORTS, INC.

By:	/s/ JAMES M. WEBER

Name: James M. Weber

Title:	President

      Each person whose signature appears below hereby constitutes and appoints Floyd G. Hoffman and Christopher M. Champion, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES M. WEBER James M. Weber	President (Principal Executive Officer)	October 4, 2005

/s/ MARIETTA EDMUNDS ZAKAS Marietta Edmunds Zakas	Vice President, Assistant Treasurer (Principal Financial and Accounting Officer)	October 4, 2005

/s/ JOHN F. WARD John F. Ward	Director	October 4, 2005

/s/ ROBERT D. KONEY, JR. Robert D. Koney, Jr.	Director	October 4, 2005

/s/ FLOYD G. HOFFMAN Floyd G. Hoffman	Director	October 4, 2005

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on October 4, 2005.

CROSS CREEK APPAREL, LLC

By:	/s/ FLOYD G. HOFFMAN

Name: Floyd G. Hoffman
Title: President

      Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ FLOYD G. HOFFMAN Floyd G. Hoffman	President, Manager (Principal Executive Officer)	October 4, 2005

* Marietta Edmunds Zakas	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 4, 2005

* Christopher M. Champion	Manager	October 4, 2005

* /s/ FLOYD G. HOFFMAN Floyd G. Hoffman Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on October 4, 2005.

CROSS CREEK HOLDINGS, INC.

By:	/s/ FLOYD G. HOFFMAN

Name: Floyd G. Hoffman

Title:	President

      Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ FLOYD G. HOFFMAN Floyd G. Hoffman	President (Principal Executive Officer)	October 4, 2005

* Jerry Rakunas	Director	October 4, 2005

* Jeanne Maynard	Director	October 4, 2005

*/s/ FLOYD G. HOFFMAN Floyd G. Hoffman Attorney-in-Fact

      Each person whose signature appears below hereby constitutes and appoints Floyd G. Hoffman and Christopher M. Champion, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOAN L. DOBRZYNSKI Joan L. Dobrzynski	Treasurer and Assistant Secretary, Director (Principal Financial and Accounting Officer)	October 4, 2005

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on October 4, 2005.

DESOTO MILLS, LLC

By:	/s/ FLOYD G. HOFFMAN

Name: Floyd G. Hoffman

Title:	President and Manager

      Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ FLOYD G. HOFFMAN Floyd G. Hoffman	President and Manager (Principal Executive Officer)	October 4, 2005

* Christopher M. Champion	Manager	October 4, 2005

* Marietta Edmunds Zakas	Vice President (Principal Accounting and Financial Officer)	October 4, 2005

* /s/ FLOYD G. HOFFMAN Floyd G. Hoffman Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on October 4 ,2005.

JERZEES APPAREL, LLC

By:	/s/ FLOYD G. HOFFMAN

Name: Floyd G. Hoffman

Title:	President and Manager

      Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ FLOYD. G HOFFMAN Floyd G. Hoffman	President and Manager (Principal Executive Officer)	October 4, 2005

* Christopher M. Champion	Secretary and Manager	October 4, 2005

* Marietta Edmunds Zakas	Vice President and Manager (Principal Financial and Accounting Officer)	October 4, 2005

* /s/ FLOYD G. HOFFMAN Floyd G. Hoffman Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on October 4, 2005.

MOSSY OAK APPAREL COMPANY

By:	/s/ FLOYD G. HOFFMAN

Name: Floyd G. Hoffman

Title:	Vice President

      Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Mark K. Tate	President (Principal Executive Officer)	October 4, 2005

* Christopher M. Champion	Secretary, Treasurer and Director (Principal Financial and Accounting Officer)	October 4, 2005

/s/ FLOYD G. HOFFMAN Floyd G. Hoffman	Vice President and Director	October 4, 2005

* /s/ FLOYD G. HOFFMAN Floyd G. Hoffman Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on October 4, 2005.

RINTEL PROPERTIES, INC.

By:	/s/ LARRY E. WORKMAN

Name: Larry E. Workman

Title:	President

      Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LARRY E. WORKMAN Larry E. Workman	President (Principal Executive Officer)	October 4, 2005

* Jerry Rakunas	Director	October 4, 2005

* Marietta Edmunds Zakas	Vice President (Principal Accounting Officer)	October 4, 2005

* /s/ FLOYD G. HOFFMAN Floyd G. Hoffman Attorney-in-Fact

      Each person whose signature appears below hereby constitutes and appoints Floyd G. Hoffman and Christopher M. Champion, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOAN L. DOBRZYNSKI Joan L. Dobrzynski	Treasurer and Assistant Secretary, Director (Principal Financial Officer)	October 4, 2005

/s/ LESLIE PARKER LISTFIELD Leslie Parker Listfield	Director	October 4, 2005

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on October 4, 2005.

RUSSELL APPAREL LLC

By:	/s/ FLOYD G. HOFFMAN

Name: Floyd G. Hoffman

Title:	Manager

      Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ FLOYD G. HOFFMAN Floyd G. Hoffman	Manager (Principal Executive Officer)	October 4, 2005

* Larry E. Workman	Manager (Principal Financial and Accounting Officer)	October 4, 2005

* Christopher M. Champion	Manager	October 4, 2005

*/s/ FLOYD G. HOFFMAN Floyd G. Hoffman Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on October 4, 2005.

RUSSELL ASSET MANAGEMENT, INC.

By:	/s/ FLOYD G. HOFFMAN

Name: Floyd G. Hoffman

Title:	President

      Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ FLOYD G. HOFFMAN Floyd G. Hoffman	President (Principal Executive Officer)	October 4, 2005

* Jerry Rakunas	Director	October 4, 2005

* Marietta Edmunds Zakas	Vice President (Principal Accounting Officer)	October 4, 2005

* /s/ FLOYD G. HOFFMAN

Floyd G. Hoffman Attorney-in-Fact

      Each person whose signature appears below hereby constitutes and appoints Floyd G. Hoffman and Christopher M. Champion, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOAN L. DOBRZYNSKI Joan L. Dobrzynski	Treasurer and Assistant Secretary, Director (Principal Financial Officer)	October 4, 2005

/s/ LESLIE PARKER LISTFIELD Leslie Parker Listfield	Director	October 4, 2005

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on October 4, 2005.

RUSSELL CO-OP, LLC

By:	/s/ CHRISTOPHER M. CHAMPION

Name: Christopher M. Champion

Title:	Authorized Signatory for Russell Corporation, Member and Patron

      Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CHRISTOPHER M. CHAMPION Christopher M. Champion	Authorized Signatory for Russell Corporation, Member and Patron (Principal Accounting Officer)	October 4, 2005

/s/ FLOYD G. HOFFMAN Floyd G. Hoffman	Authorized Signatory for Russell Corporation, Member and Patron (Principal Executive Officer)	October 4, 2005

* Marietta Edmunds Zakas	Authorized Signatory for Russell Corporation, Member and Patron (Principal Financial Officer)	October 4, 2005

* /s/ FLOYD G. HOFFMAN Floyd G. Hoffman Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on October 4, 2005.

RUSSELL FINANCIAL SERVICES, INC.

By:	/s/ MARIETTA EDMUNDS ZAKAS

Name: Marietta Edmunds Zakas

Title:	President

      Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MARIETTA EDMUNDS ZAKAS Marietta Edmunds Zakas	President (Principal Executive Officer)	October 4, 2005

* Christopher M. Champion	Secretary and Treasurer (Principal Financial Officer)	October 4, 2005

* Jerry Rakunas	Director	October 4, 2005

* Larry E. Workman	Vice President (Principal Accounting Officer)	October 4, 2005

* /s/ FLOYD G. HOFFMAN Floyd G. Hoffman Attorney-in-Fact

      Each person whose signature appears below hereby constitutes and appoints Floyd G. Hoffman and Christopher M. Champion, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOAN L. DOBRZYNSKI Joan L. Dobrzynski	Director	October 4, 2005

/s/ LESLIE PARKER LISTFIELD Leslie Parker Listfield	Director	October 4, 2005

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on October 4, 2005.

RUSSELL YARN LLC

By:	/s/ FLOYD G. HOFFMAN

Name: Floyd G. Hoffman
Title: Authorized Signatory for Russell

Corporation, Sole Member

      Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ FLOYD G. HOFFMAN Floyd G. Hoffman	Authorized Signatory for Russell Corporation, Sole Member (Principal Executive Officer)	October 4, 2005

* Marietta Edmunds Zakas	Authorized Signatory for Russell Corporation, Sole Member (Principal Financial Officer)	October 4, 2005

* Christopher M. Champion	Authorized Signatory for Russell Corporation, Sole Member (Principal Accounting Officer)	October 4, 2005

* /s/ FLOYD G. HOFFMAN Floyd G. Hoffman Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Numbers		Description	Incorporation by Reference to

1	.1*	Form of Underwriting Agreement for common stock, preferred stock, debt securities, guarantees of debt securities and warrants, to be filed as an exhibit to a Current Report of the Company on Form 8-K and incorporated by reference herein
3.1		Restated Certificate of Incorporation	Exhibit 3.1 to Current Report on Form 8-K filed on April 28, 2005
3.2		Amended and Restated By-laws	Exhibit 3.2 to Current Report on Form 8-K filed on April 28, 2005
3.3		Certificate of Designation of Series A Junior Participating Preferred Stock as Adopted on April 27, 2005	Exhibit 3.3 to Current Report on Form 8-K filed April 28, 2005
4.1		Indenture dated as of April 18, 2002, related to the Company’s 9.25% Senior Notes due 2010	Exhibit 4.2 to Quarterly Report on Form 10-Q, filed on May 15, 2002
4.2		Rights Agreement, dated as of September 15, 1999, between the Company and SunTrust Bank, Atlanta, Georgia	Exhibit 4.1 to Current Report on Form 8-K filed on September 17, 1999
4.3		Amendment to the Rights Agreement, dated as of April 27, 2005	Exhibit 99.1 to the Current Report on Form 8-K filed on April 27, 2005
4.4		Form of Senior Indenture**
4.5		Form of Subordinated Indenture**
4.6		Form of Senior Note (included in Exhibit 4.4)**
4.7		Form of Subordinated Note (included in Exhibit 4.5)**
4	.8*	Form of Warrants
5.1		Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, as to the legality of the securities being registered	Included herein
12.1		Calculation of Ratio of Earnings to Fixed Charges	Included herein
15.1		Letter re/ unaudited interim financial information	Included herein
23.1		Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm	Included herein
23.2		Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)
24.1		Powers of Attorney	Included on pages II-9, II-10, II-12, II-16, II-19 and II-21
25.1		Form T-1 Statement of Eligibility of Trustee under Trust Indenture Act of 1939, under the Senior Indenture and Subordinated Indenture**

*	To be filed by amendment.

**	Previously filed as an exhibit to Registration Statement on Form S-3, File No. 333-116854, filed on June 25, 2004.